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Exhibit 10.45

FIRST AMENDMENT TO EMPLOYMENT LETTER

        THIS FIRST AMENDMENT TO EMPLOYMENT LETTER ("First Amendment") is entered into effective the 29th day of August 2003, by and between LECG, LLC, a California limited liability company ("LECG") and David T. Scheffman ("Employee"), with reference to the following facts:

RECITALS

  A.
  LECG and Employee entered into an Employment Letter Agreement dated August 29, 2003 ("Employment Agreement"), a copy of which is attached hereto.

  B.
  LECG and Employee wish to amend and clarify the Employment Agreement as more fully set forth in this First Amendment.

  C.
  Capitalized items used in this First Amendment as defined terms but not specifically defined in this First Amendment shall have the meanings assigned to such terms in the Employment Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants and obligations contained in this First Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, LECG and Employee agree as follows, effective as of the Effective Date of this First Amendment, as defined below:

  1.
  With respect to the second half of the $1 million one time signing bonus, if Employee voluntarily leaves the employ of the Company prior to the 4th anniversary of the Effective Date, Employee will repay the Company on the basis of 1/42nd for each month remaining until the 4th anniversary of the Effective Date.

  2.
  Except as expressly set forth in this First Amendment, the Employment Agreement has not been modified or amended and remains in full force and effect, including, but not limited to the provision in the Employment Agreement relating to LECG providing Employee with Errors and Omissions insurance coverage at no cost to Employee.

        IN WITNESS WHEREOF, LECG and Employee have executed this First Amendment as of the date first set forth above.

LECG:		EMPLOYEE:
LECG, LLC, a California Limited Liability Company		David T. Scheffman
By:	/s/ DAVID P. KAPLAN	/s/ DAVID T. SCHEFFMAN

Name:	David P. Kaplan
Title:	President

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  Exhibit 10.45
FIRST AMENDMENT TO EMPLOYMENT LETTER
AGREEMENT